Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces

Record Investment Income of $17.7 Million and Net Increase in

Net Assets of $0.50 Per Share for the Third Quarter of 2018

DECLARES FOURTH QUARTER 2018 DISTRIBUTION OF $0.36 PER SHARE

Menlo Park, Calif., October 31, 2018 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” "TPVG," “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the third quarter ended September 30, 2018 and declared a fourth quarter 2018 distribution of $0.36 per share.

Third Quarter 2018 Highlights

▪	Generated record total investment income of $17.7 million, or $0.82 per share;
▪	Earned record net investment income of $10.0 million, or $0.46 per share;
▪	Net increase in net assets of $10.9 million, or $0.50 per share;
▪	Net asset value increased by $0.14 per share to $13.59;
▪	Signed $204.3 million of new term sheets and closed $63.2 million of new debt commitments to venture growth stage companies;
▪	Funded $53.4 million in debt investments with a 13.5% weighted average annualized portfolio yield at origination;
▪	Achieved a 19.3% weighted average annualized portfolio yield on debt investments;
▪	Realized a 14.8% return on average equity in the third quarter of 2018;
▪	Raised $94.6 million of net proceeds from the issuance of 6.9 million shares of common stock;
▪	TPVG portfolio company Farfetch Ltd. completed an $855 million initial public offering; and
▪	Declared a fourth quarter distribution of $0.36 per share, payable on December 14, 2018.

Year-To-Date 2018 Highlights

▪	Generated record total investment income of $46.8 million, or $2.46 per share;
▪	Earned record net investment income of $24.8 million, or $1.30 per share;
▪	Increased net asset value by $0.34 per share;
▪	Signed $562.3 million of term sheets and closed $318.6 million of new debt commitments to venture growth stage companies;
▪	Funded $145.2 million in debt and equity investments to nineteen portfolio companies;
▪	Amended and renewed the Company’s revolving credit facility, increasing funding capacity to $210 million and reducing undrawn rates and applicable margin;
▪	Received exemptive relief from the SEC to co-invest with TriplePoint Capital LLC (“TPC”) and/or investment vehicles managed by TPC;
▪	Obtained shareholder approval for reduced asset coverage requirement from 200% to 150% effective June 22, 2018; and
▪	Paid $21.7 million of distributions, or $1.08 per share, bringing total distributions to $6.62 per share since the Company’s initial public offering.

“2018 continues to be a year of achieving new records and outstanding portfolio performance,” stated Jim Labe, chairman and chief executive officer of TriplePoint Capital. “Strengthened by our position in the market as the premier venture lender, 2018 is on track for a strong finish.” Added Mr. Labe.

“We continue to see record global demand for debt from high-quality venture growth stage companies,” stated Sajal Srivastava, president and chief investment officer of the Company. “Our strong financial position gives us the unique ability to thoughtfully and efficiently deploy capital to meet the needs of our innovative venture growth stage portfolio companies while offering attractive risk-adjusted returns to our shareholders.”

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PORTFOLIO AND INVESTMENT ACTIVITY

During the third quarter of 2018, the Company entered into $63.2 million of new debt commitments with six companies, funded 16 debt investments totaling $53.4 million to eight companies, made one equity investment of $0.2 million and acquired warrant investments valued at $0.9 million in nine companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 13.5% at origination. During the quarter, the Company experienced $91.0 million of prepayments from four portfolio companies, one portfolio company repaid its outstanding growth capital loan at maturity of approximately $5.0 million, and principal amortization on the remaining debt portfolio totaled $7.0 million. The weighted average annualized portfolio yield on debt investments for the third quarter was 19.3%, including the impact of prepayments and other activity, and 14.0% excluding the impact of prepayments. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.1

As of September 30, 2018, the Company held 73 debt investments with 22 companies and 55 warrant and equity investments in 46 companies.  The total cost and fair value of these investments were $352.1 million and $351.3 million, respectively.  Total portfolio investment activity for the three and nine months ended September 30, 2018 and 2017 was as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Portfolio & Investment Activity (in thousands)	2018	2017	2018	2017
Beginning portfolio at fair value	$398,405	$253,804	$372,103	$374,311
New debt investments	52,274	79,996	140,340	146,485
Scheduled principal payments from debt investments	(6,963)	(3,136)	(18,308)	(7,796)
Early principal payments, repayments and recoveries	(95,990)	(21,750)	(154,338)	(204,524)
Accretion of debt investment fees	2,012	775	7,821	637
Payment-in-kind coupon	662	611	1,951	1,501
New warrant investments	909	1,538	2,770	2,939
New equity investments	250	304	1,000	3,703
Proceeds and dispositions of investments	(1,182)	(1,417)	(4,553)	(1,491)
Net realized gains (losses)	942	1,044	1,723	(2,351)
Net unrealized gains (losses) on investments	(4)	(633)	806	(2,278)
Ending portfolio at fair value	$351,315	$311,136	$351,315	$311,136

SIGNED TERM SHEETS

During the third quarter of 2018, TPC entered into $204.3 million of non-binding term sheets to venture growth stage companies.  These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy.  Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company, even though the Company is the primary vehicle through which TPC focuses its venture growth stage business.

UNFUNDED COMMITMENTS

As of September 30, 2018, the Company’s unfunded commitments totaled $242.4 million, of which $72.4 million is dependent upon portfolio companies reaching certain milestones.  Of the $242.4 million of unfunded commitments, $26.4 million will expire during 2018, $146.0 million will expire during 2019 and $70.0 million will expire during 2020, if not drawn prior to expiration.  Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

[1]

The Company’s weighted average annualized portfolio yield on debt investments may be higher than an investor’s yield on an investment in shares of its common stock. The weighted average annualized portfolio yield on debt investments does not reflect operating expenses that may be incurred by the Company. In addition, the Company’s weighted average annualized portfolio yield on debt investments disclosed above does not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of shares of its common stock.

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RESULTS OF OPERATIONS

Total investment and other income was $17.7 million for the third quarter of 2018, representing a weighted average annualized portfolio yield of 19.3%, as compared to $10.4 million and 15.4%, for the third quarter of 2017.  The increase in investment income and portfolio yield was driven by higher weighted average principal outstanding on our investment portfolio and an increase in prepayment and other income as compared to the prior year. For the nine months ended September 30, 2018, the Company’s total investment and other income was $46.8 million, as compared to $40.4 million for the nine months ended September 30, 2017, representing a year-to-date weighted average annualized portfolio yield on debt investments of 16.8% and 17.4%, respectively.

Operating expenses for the third quarter of 2018 were $7.7 million as compared to $6.1 million for the third quarter of 2017.  Operating expenses for the third quarter of 2018 consisted of $2.2 million of interest expense and amortization of deferred costs, $1.8 million of base management fees, $2.5 million of income incentive fees, $0.5 million of administration agreement expenses and $0.7 million of general and administrative expenses.  Operating expenses for the third quarter of 2017 consisted of $2.3 million of interest expense and amortization of deferred costs, $1.6 million of base management fees, $1.1 million of income incentive fees, $0.3 million of administration agreement expenses and $0.8 million of general and administrative expenses. The Company’s operating expenses were $22.1 million and $19.3 million for the nine months ended September 30, 2018 and 2017, respectively.

For the third quarter of 2018, the Company recorded net investment income of $10.0 million, or $0.46 per share, as compared to $4.4 million, or $0.27 per share for the third quarter of 2017. Higher revenue in the third quarter of 2018, as compared to the third quarter of 2017, was partially offset by an increase in income incentive fee. Net investment income for the nine months ended September 30, 2018 was $24.8 million, or $1.30 per share compared to $21.1 million, or $1.32 per share during the nine months ended September 30, 2017.

During the third quarter of 2018, the Company recorded $0.9 million, or $0.04 per share, of net realized gains, compared to net realized gains of $1.0 million, or $0.07 per share, for the third quarter of 2017. Net unrealized depreciation for the third quarter of 2018 was $(5) thousand, or $0.00 per share, mainly consisting of the reversal of previously recognized unrealized gains into realized income offset by appreciation on the investment portfolio. This compares to net unrealized depreciation of $(0.6) million, or $(0.04) per share, for the third quarter of 2017. The Company’s net realized and unrealized gains and losses were $2.5 million and $(4.6) million for the nine months ended September 30, 2018 and 2017, respectively.

The Company’s net increase in net assets resulting from operations for the third quarter of 2018 was approximately $10.9 million, or $0.50 per share, as compared to approximately $3.7 million, or $0.23 per share, for the third quarter of 2017. For the nine months ended September 30, 2018, the Company’s net increase in net assets resulting from operations was approximately $27.3 million, or $1.43 per share, as compared to a $15.4 million, or $0.96 per share, for the nine months ended September 30, 2017.

CREDIT QUALITY

The Company maintains a credit watch list with borrowers placed into one of five categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. All new loans are initially assigned a rating of White, or 2. As of September 30, 2018, the weighted average investment ranking of the Company’s debt investment portfolio was 2.09, as compared to 1.92 at the end of the prior quarter. During the three months ended September 30, 2018, portfolio company credit category changes consisted of two portfolio companies removed from Clear (1) due to prepayments; two portfolio companies upgraded from White (2) to Clear (1); two portfolio companies added to White (2) due to new fundings; one portfolio company removed from White (2) due to prepayment; and one portfolio company downgraded from White (2) to Yellow (3). Additional information regarding our credit rating methodology is detailed in our Form 10-Q for the three months ended September 30, 2018.

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The following table shows the credit rankings for the Company’s debt investments at fair value as of September 30, 2018 and as of June 30, 2018.

	As of September 30, 2018			As of June 30, 2018
Category (dollars in thousands)	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies
Clear (1)	$39,512	12.2%	5	$96,618	25.7%	5
White (2)	224,566	69.4	12	223,977	59.7	14
Yellow (3)	50,330	15.5	3	43,778	11.7	2
Orange (4)	9,399	2.9	2	10,866	2.9	2
Red (5)	—	—	—	—	—	—
	$323,807	100.0%	22	$375,239	100.0%	23

NET ASSET VALUE

As of September 30, 2018, the Company’s net assets were $336.0 million, or $13.59 per share, as compared to $239.0 million, or $13.45 per share, as of June 30, 2018.

LIQUIDITY AND CAPITAL RESOURCES

The Company raised $94.6 million of net proceeds from the issuance of common stock in a public offering and a concurrent private placement offering in August 2018. As of September 30, 2018, the Company had total liquidity of $273.9 million, consisting of cash and short-term investments of $63.9 million, and available capacity under its revolving credit facility of $210.0 million, subject to existing advance rates, terms and covenants.

DISTRIBUTION

The Company’s board of directors declared a quarterly distribution of $0.36 per share for the fourth quarter of 2018 payable on December 14, 2018, to stockholders of record as of November 30, 2018.

SUBSEQUENT EVENTS

Since September 30, 2018:

▪	The Company closed $65.0 million of additional debt commitments;
▪	The Company funded $55.3 million in new investments; and
▪	TPC’s direct originations platform entered into $86.0 million of additional non-binding signed term sheets with venture growth stage companies.

CONFERENCE CALL

The Company will host a conference call at 5:00 p.m. Eastern time today, October 31, 2018, to discuss its financial results for the third quarter ended September 30, 2018.  To listen to the call, investors and analysts should dial 1 (844) 826-3038 (domestic) or 1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through November 30, 2018, by dialing 1 (877) 344-7529 (domestic) or 1 (412) 317-0088 (international) and entering conference ID10125480. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

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ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

The Company serves as the primary financing source for the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS AND MEDIA CONTACT

Abernathy MacGregor Group

Alan Oshiki / Sheila Ennis

212-371-5999 / 415-745-3294

aho@abmac.com / sbe@abmac.com

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TriplePoint Venture Growth BDC Corp.

Consolidated Statements of Assets and Liabilities

(in thousands, except per share data)

	September 30, 2018	December 31, 2017
Assets	(unaudited)
Investments at fair value (amortized cost of $352,082 and $373,669, respectively)	$351,315	$372,103
Short-term investments at fair value (cost of $69,866 and $124,909, respectively)	69,866	124,909
Cash	13,277	4,484
Restricted cash	783	5,522
Deferred credit facility costs and other assets	3,640	3,266
Total assets	$438,881	$510,284

Liabilities
Revolving credit facility payable	$—	$67,000
2022 Notes, net	72,816	72,433
Payable for U.S. Treasury bill assets	19,982	124,909
Other payables, accrued expenses, and liabilities	10,080	10,997
Total liabilities	$102,878	$275,339

Net Assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share (450,000 shares authorized; 24,727 and 17,730 shares issued and outstanding, respectively)	247	177
Paid-in capital in excess of par value	330,891	235,488
Undistributed net investment income	4,071	976
Accumulated net realized gains (losses)	1,557	(128)
Accumulated net unrealized gains (losses) on investments	(763)	(1,568)
Total net assets	$336,003	$234,945
Total liabilities and net assets	$438,881	$510,284

Net Asset Value per Share	$13.59	$13.25

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TriplePoint Venture Growth BDC Corp.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Investment Income
Interest income from investments	$16,969	$10,310	$44,995	$39,061
Other income	709	109	1,854	1,344
Total investment and other income	17,678	10,419	46,849	40,405

Operating Expenses
Base management fee	1,848	1,567	5,144	4,805
Income incentive fee	2,503	1,066	6,190	4,520
Capital gains incentive fee	—	—	—	—
Interest expense and amortization of fees	2,141	2,306	7,191	6,861
Administration agreement expenses	456	346	1,308	1,058
General and administrative expenses	720	767	2,259	2,044
Total operating expenses	7,668	6,052	22,092	19,288

Net investment income	10,010	4,367	24,757	21,117

Net Realized & Unrealized Gains (Losses)
Net realized gains (losses) on investments	904	1,044	1,685	(2,351)
Net change in unrealized gains (losses) on investments	(5)	(620)	805	(2,277)
Net realized loss on extinguishment of debt	—	(1,112)	—	(1,112)
Net realized and unrealized gains (losses)	899	(688)	2,490	(5,740)

Net increase in net assets resulting from operations	$10,909	$3,679	$27,247	$15,377

Basic and diluted net investment income per share	$0.46	$0.27	$1.30	$1.32
Basic and diluted net increase in net assets per share	$0.50	$0.23	$1.43	$0.96
Basic and diluted weighted average shares of common stock outstanding	21,641	16,023	19,056	16,001

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Weighted Average Portfolio Yield On Debt Investments

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017

Weighted average portfolio yield on debt investments	19.3%	15.4%	16.8%	17.4%
Coupon income	10.7%	10.4%	10.7%	10.4%
Net amortization and accretion of premiums and discounts	1.1%	0.9%	1.0%	0.7%
Net accretion of end-of-term payments	2.2%	2.2%	2.1%	1.9%
Impact of prepayments	5.3%	1.9%	3.0%	4.4%

Weighted average portfolio yield on debt investments for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.

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